Exhibit 10.8

FIRST AMENDEDMENT TO MILLING OPERATIONS AGREEMENT

This First Amendment to Milling Operations Agreement is made and entered into as of the __ of July, 2022 by and between APPLIED MINERALS INC., a Delaware corporation, having its principal place of business at 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and BRADY MCCASLAND, INC., ("BMI”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMI may be referred to herein collectively as the "Parties" or individually as a "Party."

NOW, THEREFORE, in consideration of the amount paid to AMI by BMI Minerals Company (“BMC”), a sister company to BMI under common ownership, as an Additional Deposit (as the term is defined in the Second Amendment to Iron Sale Agreement), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

This First Amendment to Milling Operations Agreement amends the Milling Operations Agreement, entered into between the Parties on May 31, 2022.

AMI and BMI agree that the Milling Operations Agreement is amended as follows:

1.	Section 8.12 is added as follows:

Section 8.12 Assignment The Milling Operations Agreement is assignable in whole or in part without the consent of AMI.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.	BRADY MCCASLAND, INC.

By:	By:

Name:	Name:

Title:	Title:

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